Exhibit 99.1

Sabre Corporation Announces Commitment of a $665 Million Private Financing and Cash Tender Offers by Sabre GLBL Inc. for Existing Secured Debt

•	Receives commitment from lenders led by affiliates of Centerbridge Partners, L.P. for a $665 million new senior secured credit facility

•	Commences tender offers to purchase for cash certain outstanding secured debt with proceeds from the new facility

SOUTHLAKE, Texas—May 25, 2023—Sabre Corporation (“Sabre”) (Nasdaq: SABR) today announced its intended refinancing plan to proactively manage and extend the maturity profile of its debt.

Sabre GLBL Inc. (“Sabre GLBL”), a wholly-owned subsidiary of Sabre, has entered into a commitment letter with lenders (together, the “Lenders”) led by affiliates of Centerbridge Partners, L.P. for a $665 million new senior secured credit facility (the “New Facility”) to Sabre Financial Borrower, LLC (the “Borrower”), a newly created wholly-owned subsidiary of Sabre GLBL. The New Facility will be secured by an intercompany loan by the Borrower to Sabre GLBL, as further described below, and will receive direct guarantees from, and security interest in assets of, certain foreign subsidiaries of Sabre.

The Lenders have committed to provide the New Facility, subject to the Borrower using the proceeds therefrom for an intercompany loan to Sabre GLBL (together with the New Facility, the “Financing Transaction”).

Concurrently with the Financing Transaction, Sabre GLBL has commenced tender offers (the “Tender Offers”) to purchase for cash, upon the terms and subject to the conditions described in the Offer to Purchase (as defined below), up to a principal amount of its securities set forth in the table below (collectively, the “Securities”) that would not result in the Aggregate Purchase Price (as defined below) exceeding $615 million (subject to increase or decrease by Sabre GLBL in its sole discretion, the “Aggregate Maximum Tender Amount”). The following table sets forth certain terms of the Tender Offers:

Title of Security	CUSIP/ISIN Number	Principal Amount Outstanding	Acceptance Priority Level	Early Tender Premium(1)	Tender Offer Consideration(1)	Total Consideration(1)(2)
9.250% Senior Secured Notes due 2025	78573NAC6 U86043AC7 US78573NAC65 USU86043AC72	$775,000,000	1	$50.0	$920.0	$970.0
7.375% Senior Secured Notes due 2025	78573NAF9 U86043AD5 US78573NAF96 USU86043AD55	$850,000,000	2	$50.0	$870.0	$920.0

Title of Security	CUSIP/ISIN Number	Principal Amount Outstanding	Acceptance Priority Level	Early Tender Premium(1)	Tender Offer Consideration(1)	Total Consideration(1)(2)
11.250% Senior Secured Notes due 2027	78573NAH5 U86043AF0 US78573NAH52 USU86043AF04	$555,000,000	3	$50.0	$790.0	$840.0

(1)	Dollars per $1,000 principal amount of Securities validly tendered and accepted for purchase.
(2)	Includes Early Tender Premium (as defined below).

The Tender Offers will expire at 5:00 p.m., New York City time, on June 26, 2023 (such date and time, as it may be extended, the “Expiration Date”), unless earlier terminated. Holders of Securities (the “Holders”) must validly tender their Securities at or prior to 5:00 p.m., New York City time, on June 9, 2023 (such date and time, as it may be extended, the “Early Tender Deadline”) to be eligible to receive the Total Consideration (as defined below) for such Securities, which includes the Early Tender Premium (as defined below), plus the accrued and unpaid interest up to, but not including, the early settlement date which is expected to be June 13, 2023 (such date and time, as it may be extended, the “Early Settlement Date”). Holders tendering Securities after the Early Tender Deadline and at or prior to the Expiration Date will only be eligible to receive the Tender Offer Consideration (as defined below), which will equal the Total Consideration for such series of Securities less the Early Tender Premium, plus accrued and unpaid interest up to, but not including, the final settlement date, which is expected to be June 28, 2023 (such date and time, as it may be extended, the “Final Settlement Date”, and of the Early Settlement Date and Final Settlement Date, a “Settlement Date”). Tendered Securities may be withdrawn from the Tender Offers at or prior to, but not after, 5:00 p.m., New York City time, on June 9, 2023.

The “Total Consideration” for each $1,000 principal amount of Securities of a series validly tendered at or prior to the Early Tender Deadline and accepted for purchase pursuant to the Tender Offers will be the applicable “Total Consideration” for such series of Securities set forth in the table above, which is inclusive of the amount in cash set forth in the table above under the heading “Early Tender Premium” (the “Early Tender Premium”). The “Tender Offer Consideration” for each $1,000 principal amount of Securities of a series validly tendered after the Early Tender Deadline but on or prior to the Expiration Date will only be eligible to receive an amount equal to the applicable “Tender Offer Consideration” for such series of Securities set forth in the table above. The aggregate amount that all Holders are entitled to receive for their Securities that are validly tendered and accepted for purchase by Sabre GLBL in the Tender Offers, excluding accrued interest, is referred to as the “Aggregate Purchase Price.”

Subject to the Aggregate Maximum Tender Amount, proration and all conditions to the Tender Offers having been satisfied or waived by us, the amount of a series of Securities that is purchased in the Tender Offers will be based on the order of priority for such series of Securities set forth in the table above (the “Acceptance Priority Level”). The purchase of one series of Securities is not conditioned on the purchase of any other series of Securities.

Subject to the Acceptance Priority Levels, the Aggregate Maximum Tender Amount, proration and all conditions to the Tender Offers having been satisfied or waived by us:

•

all Securities tendered at or before the Early Tender Deadline having a higher Acceptance Priority Level will be accepted for purchase before any Securities tendered at or before the Early Tender Deadline having a lower Acceptance Priority Level are accepted for purchase;

•

all Securities validly tendered after the Early Tender Deadline having a higher Acceptance Priority Level will be accepted for purchase before any Securities tendered after the Early Tender Deadline having a lower Acceptance Priority Level are accepted for purchase in the Tender Offers; and

•

all Securities tendered at or before the Early Tender Deadline will be accepted for purchase in priority to Securities tendered after the Early Tender Deadline, even if such Securities tendered after the Early Tender Deadline have a higher Acceptance Priority Level than Securities tendered prior to the Early Tender Deadline.

If there are sufficient remaining funds to purchase some, but not all, of the Securities of any series, the amount of Securities purchased in that series may be subject to proration.

Sabre GLBL currently anticipates, subject to execution of definitive documentation and certain customary closing conditions, that the Financing Transaction will result in Sabre GLBL’s receipt of net cash proceeds which, together with cash on hand, will be sufficient to fund the Aggregate Purchase Price and accrued interest for all Securities validly tendered pursuant to the Tender Offers and accepted for purchase by Sabre GLBL, subject to the terms and conditions of the Tender Offers. No assurances can be given that the Financing Transaction will be completed. The Tender Offers are subject to the satisfaction or waiver of the conditions described in the Offer to Purchase, including the consummation of the Financing Transaction. Such conditions may be waived by Sabre GLBL in its sole discretion, subject to applicable law. Any waiver of a condition by Sabre GLBL will not constitute a waiver of any other condition.

In this press release, we refer to all Securities that have been validly tendered and not subsequently validly withdrawn as having been “validly tendered.” This announcement does not contain the full terms and conditions of the Tender Offers, which are contained in the offers to purchase for cash, dated May 25, 2023 (as they may be amended or supplemented, collectively, the “Offer to Purchase”). Sabre GLBL refers investors to the Offer to Purchase for the complete terms and conditions of the Tender Offers.

Following the completion of the Tender Offers, Sabre GLBL or its affiliates may purchase additional Securities in the open market, in privately negotiated transactions, through tender or exchange offers, or otherwise, or Sabre GLBL may redeem Securities that Sabre GLBL is permitted to redeem pursuant to their terms. Sabre GLBL is not obligated to redeem any Securities that are not tendered and accepted in the Tender Offers.

Perella Weinberg Partners LP is serving as financial advisor and Davis Polk & Wardwell LLP is serving as legal counsel to Sabre on this transaction. Mayer Brown LLP is serving as legal counsel to Perella Weinberg Partners LP.

Information Relating to the Tender Offers

The Offer to Purchase for all of the Securities is being distributed to Holders beginning today. Perella Weinberg Partners LP is the Dealer Manager for the Tender Offers. Investors with questions regarding the Tender Offers may contact Perella Weinberg Partners LP at tel: +1 (646) 680-8197, attention Matt Rahmani (email: mrahmani@pwpartners.com) or tel: +1 (646) 680-8317, attention Livvy Gordon (email: ogordon@pwpartners.com). D.F. King & Co., Inc. is the tender and information agent for the Tender Offers. Copies of the Offer to Purchase and any related offer documents may be obtained by contacting D.F. King & Co., Inc. by phone at (212) 269-5550 (New York) or (866) 416-0577 (toll-free) or by email at sabre@dfking.com.

None of Sabre GLBL, Sabre, their affiliates, their respective boards of directors and stockholders, the Dealer Manager, the Tender Agent or Computershare Trust Company N.A., as trustee for the Securities, are making any recommendation as to whether Holders should tender any Securities in response to the Tender Offers. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This press release is for informational purposes only and is not an offer to buy or a solicitation of an offer to sell any of the Securities, and the Tender Offers do not constitute offers to buy or the solicitation of offers to sell Securities in any jurisdiction or in any circumstances in which such offers are unlawful. The full details of the Tender Offers, including complete instructions on how to tender Securities, are included in the Offer to Purchase. Holders are strongly encouraged to read carefully the Offer to Purchase because it will contain important information.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “expect,” “believe,” “likely,” “encouraged,” “resilient,” “outlook,” “goal,” “opportunity,” “target,” “future,” “trend,” “plan,” “guidance,” “anticipate,” “will,” “forecast,” “continue,” “on track,” “objective,” “trajectory,” “scenario”, “strategy,” “estimate,” “project,” “possible,” “may,” “should,” “would,” “intend,” “potential,” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could materially affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q filed with the SEC on May 4, 2023, our Annual Report on Form 10-K filed with the SEC on February 17, 2023 and in our other filings with the SEC, as well as other risks and uncertainties specified in the “Certain Significant Considerations” section of the Offer to Purchase. We cannot guarantee future events, including funding of the Financing Transaction and successful completion of the Tender Offers, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

About Sabre

Sabre Corporation is a leading software and technology company that powers the global travel industry, serving a wide range of travel companies including airlines, hoteliers, travel agencies and other suppliers. The company provides retailing, distribution and fulfilment solutions that help its customers operate more efficiently, drive revenue and offer personalized traveler experiences. Through its leading travel marketplace, Sabre connects travel suppliers with buyers from around the globe. Sabre’s technology platform manages more than $260B worth of global travel spend annually. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world.

SABR-F

Contacts:

Media	Investors
Kristin Hays kristin.hays@sabre.com sabrenews@sabre.com	Brian Roberts brian.roberts@sabre.com sabre.investorrelations@sabre.com